Exhibit 99.1

ANSYS, Inc. Reports Solid Revenue Results with Strong Margins and Non-GAAP EPS Outperformance for the Third Quarter 2009

  Company Updates 2009 Outlook and Provides Preliminary 2010 Outlook

Highlights

  Non-GAAP revenue of $128.8 million and GAAP revenue of $128.2 million
  Non-GAAP diluted earnings per share of $0.45, or $0.46 adjusted for restructuring charges and GAAP diluted earnings per share of $0.33
  Operating cash flows of $34.1 million
  Non-GAAP operating profit margin of 50.0%; GAAP operating profit margin of 37.2%

SOUTHPOINTE, Pa.--(BUSINESS WIRE)--November 5, 2009--ANSYS, Inc. (NASDAQ: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced third quarter 2009 results.

Commenting on the Company’s third quarter 2009 performance, Jim Cashman, ANSYS president & CEO stated, “Our Q3 results continue to reflect a resilient business in a turbulent global economy. Our business model again delivered good operating margins and solid cash flows, driven by a relatively stable organic business in constant currencies. These results are a reflection of our strong value proposition, combined with strong customer relationships built over many years, and our dedicated employees. This also marks the one-year anniversary of the Ansoft acquisition and, even in the current macro environment, we have started to see some stabilization of this business.”

Cashman continued, “While we are still facing the realities of ongoing pressure on customer spending and prolonged sales cycles, ANSYS delivered revenue in the upper end of the guidance range, which resulted in overachievement in our non-GAAP earnings. Since we do not know the timing or shape of any global recovery, we have maintained our focus on improving our business and investing in initiatives that will drive our long-term performance, while also continuing our disciplined expense management practices. We are encouraged by our third quarter results and believe that the actions that we have taken to date should position us positively as demand improves.”

ANSYS’ third quarter 2009 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation, purchase accounting for deferred revenue and acquisition-related amortization of intangible assets. These third quarter non-GAAP results include approximately $1.5 million ($1.0 million after tax) of restructuring charges. The year-to-date results include approximately $2.8 million ($1.8 million after tax) of restructuring charges and $2.0 million of second quarter tax benefits related to settlements of tax years previously under audit. Excluding these items, the Company’s non-GAAP diluted earnings per share for the three and nine months ended September 30, 2009, would have been $0.46 and $1.25, respectively.

Non-GAAP and GAAP results reflect:

  Total non-GAAP revenue of $128.8 million in the third quarter of 2009 as compared to $128.8 million in the third quarter of 2008; total non-GAAP revenue of $374.4 million in the first nine months of 2009 as compared to $349.6 million in the first nine months of 2008; total GAAP revenue of $128.2 million in the third quarter of 2009 as compared to $122.2 million in the third quarter of 2008; total GAAP revenue of $366.5 million in the first nine months of 2009 as compared to $343.0 million in the first nine months of 2008;

  A non-GAAP operating profit margin of 50.0% in the third quarter of 2009 as compared to 45.6% in the third quarter of 2008; a non-GAAP operating profit margin of 47.8% in the first nine months of 2009 as compared to 47.0% in the first nine months of 2008; a GAAP operating profit margin of 37.2% in the third quarter of 2009 as compared to 31.3% in the third quarter of 2008; a GAAP operating profit margin of 33.6% in the first nine months of 2009 as compared to 36.1% in the first nine months of 2008;
  Non-GAAP net income of $41.4 million in the third quarter of 2009 as compared to $38.7 million in the third quarter of 2008; non-GAAP net income of $114.8 million in the first nine months of 2009 as compared to $105.8 million in the first nine months of 2008; GAAP net income of $30.5 million in the third quarter of 2009 as compared to $25.8 million in the third quarter of 2008; GAAP net income of $78.8 million in the first nine months of 2009 as compared to $79.8 million in the first nine months of 2008; and
  Non-GAAP diluted earnings per share of $0.45 in the third quarter of 2009 as compared to $0.43 in the third quarter of 2008; non-GAAP diluted earnings per share of $1.25 in the first nine months of 2009 as compared to $1.25 in the first nine months of 2008; GAAP diluted earnings per share of $0.33 in the third quarter of 2009 as compared to $0.29 in the third quarter of 2008; GAAP diluted earnings per share of $0.86 in the first nine months of 2009 as compared to $0.94 in the first nine months of 2008.
  Operating cash flows of $34.1 million in the third quarter of 2009 as compared to $42.7 million in the third quarter of 2008; operating cash flows of $128.8 million in the first nine months of 2009 as compared to operating cash flows of $135.0 million in the first nine months of 2008.

The Company’s GAAP results reflect stock-based compensation charges of approximately $3.2 million ($2.5 million after tax) or $0.03 diluted earnings per share for the second quarter of 2009 and approximately $9.3 million ($7.4 million after tax) or $0.08 diluted earnings per share for the first nine months of 2009. The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2009 and 2010 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and nine months ended September 30, 2009 and 2008, and for the 2009 financial outlook, are included in the condensed financial information included in this release.

Management’s Remaining 2009 and Preliminary 2010 Financial Outlook
The Company is providing its 2009 revenue and earnings per share guidance below, as well as its preliminary outlook for 2010. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP revenue and Non-GAAP diluted earnings per share exclude charges for stock-based compensation, as well as the effects of purchase accounting for deferred revenue and acquisition-related amortization of intangible assets.

Fourth Quarter 2009 Guidance
The Company currently expects the following for the quarter ending December 31, 2009:

  GAAP revenue in the range of $135.8 - $141.8 million
  Non-GAAP revenue in the range of $136 - $142 million
  GAAP diluted earnings per share of $0.34 - $0.38
  Non-GAAP diluted earnings per share of $0.47 - $0.49

Fiscal Year 2009 Guidance
The Company currently expects the following for the fiscal year ending December 31, 2009:

  GAAP revenue in the range of $502.3 - $508.3 million
  Non-GAAP revenue in the range of $510.4 – $516.4 million
  GAAP diluted earnings per share of $1.20 - $1.24
  Non-GAAP diluted earnings per share of $1.72 - $1.74

Fiscal Year 2010 Preliminary Outlook
The Company currently expects the following for the fiscal year ending December 31, 2010:

  GAAP revenue growth: 8% - 13%
  GAAP operating margin: 35% - 37%
  GAAP tax rate: 34% - 36%
  GAAP diluted EPS growth: 8% - 18%
  Non-GAAP revenue growth: 6% - 11%
  Non-GAAP operating margin: 47% - 49%
  Non-GAAP tax rate: 34% - 36%
  Non-GAAP diluted EPS growth: 5% - 10%

The fourth quarter and fiscal year 2009 guidance excludes restructuring charges, as well as certain tax-related items as follows:

Excluded from fourth quarter 2009 guidance:

  Non-recurring pre-tax restructuring charges of approximately $1.1 - $1.9 million associated with continued headcount right-sizing initiatives.
  Up to $3 million in tax charges related to cash repatriation activities that are expected to occur in the fourth quarter.

Excluded from fiscal year 2009 guidance:

  Non-recurring pre-tax restructuring charges of approximately $3.9 - $4.7 million associated with headcount right-sizing initiatives, $2.8 million of which was recorded in the results for the nine months ended September 30, 2009.
  Up to $3 million in tax charges related to cash repatriation activities that are expected to occur in the fourth quarter.
  Approximately $2 million in tax benefits related to settlements of tax years previously under audit, all of which was recorded in the results for the nine months ended September 30, 2009.

These statements are forward-looking and actual results may differ materially. ANSYS is unable to predict the likely duration and severity of the current disruption in the domestic and global economies. Should these economic conditions continue to deteriorate further, it could result in ANSYS not meeting the guidance provided above and ANSYS’ operating results and financial performance could be adversely affected. Non-GAAP diluted earnings per share and Non-GAAP revenue are supplemental financial measures and should not be considered as a substitute for, or superior to, diluted earnings per share or revenue determined in accordance with GAAP.

Conference Call Information
ANSYS will hold a conference call at 10:30 a.m. Eastern Time on November 5, 2009 to discuss third quarter results. To participate in the live conference call, dial 800-8602442 (US). 866-605-3852 (Canada) or 412-858-4600 (Int’l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for ten days by dialing 877-344-7529 (US), or 412-317-0088 (Canada and Int’l) and entering the passcode 434689. The archived webcast can be accessed, along with other financial information, on ANSYS’ website at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS:

Cash & short-term investments	$293,706	$233,875
Accounts receivable, net	51,056	61,823
Goodwill	1,042,157	1,048,003
Other intangibles, net	336,878	373,398
Other assets	128,932	147,415

Total assets	$1,852,729	$1,864,514

LIABILITIES & STOCKHOLDERS’ EQUITY:

Deferred revenue	$162,144	$166,189
Long-term debt (including current portion)	232,131	279,425
Other liabilities	201,413	236,001
Stockholders’ equity	1,257,041	1,182,899

Total liabilities & stockholders’ equity	$1,852,729	$1,864,514

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Revenue:
Software licenses	$76,395	$80,226	$220,020	$227,777
Maintenance and service	51,792	42,021	146,503	115,261

Total revenue	128,187	122,247	366,523	343,038

Cost of sales:
Software licenses	2,417	2,508	7,083	6,911
Amortization	9,005	8,120	27,002	18,072
Maintenance and service	12,295	13,959	36,820	41,041
Restructuring charges	172	-	670	-
Total cost of sales	23,889	24,587	71,575	66,024

Gross profit	104,298	97,660	294,948	277,014

Operating expenses:
Selling, general and administrative	31,719	36,071	98,114	92,933
Research and development	19,462	20,282	59,401	52,768
Amortization	4,115	3,011	12,134	7,362
Restructuring charges	1,370	-	2,178	-
Total operating expenses	56,666	59,364	171,827	153,063

Operating income	47,632	38,296	123,121	123,951

Interest expense	(2,313)	(3,122)	(8,531)	(5,349)
Interest income	425	1,672	1,354	4,480
Other income (expense), net	54	(273)	(1,251)	281

Income before income tax provision	45,798	36,573	114,693	123,363

Income tax provision	15,269	10,798	35,932	43,605

Net income	$30,529	$25,775	$78,761	$79,758

Earnings per share – basic:
Basic earnings per share	$0.35	$0.30	$0.89	$0.99
Weighted average shares – basic	88,284	85,687	88,292	80,831

Earnings per share - diluted:
Diluted earnings per share	$0.33	$0.29	$0.86	$0.94
Weighted average shares – diluted	91,640	90,117	91,621	84,614

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended
	September 30, 2009			September 30, 2008
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Results	Reported	Adjustments	Results

Total revenue	$128,187	$567(1)	$128,754	$122,247	$6,598(4)	$128,845

Operating income	47,632	16,777(2)	64,409	38,296	$20,424(5)	58,720

Operating profit margin	37.2%		50.0%	31.3%		45.6%

Net income	$30,529	$10,884(3)	$41,413	$25,775	$12,903(6)	$38,678

Earnings per share - diluted:
Diluted earnings per share	$0.33		$0.45	$0.29		$0.43
Weighted average shares - diluted	91,640		91,640	90,117		90,117
(1)	Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $13.0 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list, trademarks and non-compete agreements, a $3.2 million charge for stock-based compensation, as well as the $567,000 adjustment to revenue as reflected in (1) above.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $5.9 million.

(4)	Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with accounting for deferred revenue in business combinations.

(5)	Amount represents $11.0 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $2.8 million charge for stock-based compensation, as well as the $6.6 million adjustment to revenue reflected in (4) above.

(6)	Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $7.5 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Nine Months Ended
	September 30, 2009			September 30, 2008
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Results	Reported	Adjustments	Results
Total revenue	$366,523	$7,830(1)	$374,353	$343,038	$6,598(4)	$349,636

Operating income	123,121	$56,004(2)	179,125	123,951	$40,421(5)	164,372

Operating profit margin	33.6%		47.8%	36.1%		47.0%

Net income	$78,761	$36,024(3)	$114,785	$79,758	$26,089(6)	$105,847

Earnings per share - diluted:
Diluted earnings per share	$0.86		$1.25	$0.94		$1.25
Weighted average shares - diluted	91,621		91,621	84,614		84,614
(1)	Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $38.9 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list, trademarks and non-compete agreements, a $9.3 million charge for stock-based compensation, as well as the $7.8 million adjustment to revenue as reflected in (1) above.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $20.0 million.

(4)	Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with accounting for deferred revenue in business combinations.

(5)	Amount represents $25.1 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, an $8.7 million charge for stock-based compensation, as well as the $6.6 million adjustment to revenue as reflected in (4) above.

(6)	Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $14.3 million.

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Quarter Ending December 31, 2009

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$0.34 - $0.38
Adjustment to exclude acquisition–related amortization	$0.08 - $0.09
Adjustment to exclude stock–based compensation	$0.03 - $0.04

Non-GAAP expectation	$0.47 - $0.49

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Year Ending December 31, 2009

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$1.20 - $1.24
Adjustment to exclude acquisition–related amortization	$0.34 - $0.35
Adjustment to exclude purchase accounting adjustments to deferred revenue	$0.05
Adjustment to exclude stock–based compensation	$0.11 - $0.12

Non-GAAP expectation	$1.72 - $1.74

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company’s historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Purchase accounting for deferred revenue. On July 31, 2008, ANSYS acquired Ansoft Corporation. In accordance with the fair value provisions of accounting for deferred revenue in business combinations, acquired deferred revenue of approximately $7.5 million was recorded on the opening balance sheet, which was approximately $23.5 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company’s business or cash flow, it adversely impacts the Company’s reported GAAP software license revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company’s and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company’s historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager’s performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company’s operating results and the effectiveness of the methodology used by management to review the Company’s operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors’ operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Profit	Non-GAAP Operating Profit
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ over 1,600 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the fourth quarter and fiscal years 2009 and 2010 (both GAAP and non-GAAP, as applicable, to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management's views concerning the Company’s prospects and outlook for the remainder of 2009, 2010 and subsequent years, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s fourth quarter and beyond visibility, statements regarding our Q3 results continuing to reflect a resilient business in a turbulent global economy, statements regarding our business model again delivering good operating margins and solid cash flows driven by a relatively stable organic business in constant currencies, statements regarding results being driven by a strong value proposition, combined with strong customer relationships built over many years and our dedicated employees, statements regarding starting to see some stabilization in the Ansoft business, statements regarding still facing the realities of ongoing pressure on customer spending and prolonged sales cycles, statements regarding ANSYS delivering revenue in the upper end of the guidance range which drove overachievement in our non-GAAP earnings, statements regarding not knowing the timing or shape of any global recovery, statements regarding maintaining our focus on improving our business and investing in initiatives that will drive our long-term performance while also continuing our disciplined expense management practices, and statements regarding being encouraged by our third quarter results and believing that the actions we have taken to date should position us positively as demand improves are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk that the business of ANSYS and Ansoft may not be combined successfully or such combination may take longer or cost more to accomplish than expected, the risk that the variable pricing of the senior credit facility may be less favorable than ANSYS anticipates, and the risk that operating costs, customer loss and business disruption following the acquisition of Ansoft may be greater than expected. Additional risks include, but are not limited to, the risk that the adverse conditions in the global economy and the disruption in financial markets will significantly affect ANSYS’ customers’ ability to make new purchases from the Company or to pay for prior purchases, the risk of continued or increased declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS’ anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS’ products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products including ANSYS 12.0, the risk that ANSYS’ operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company’s products may not produce anticipated sales, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.’s 2008 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, Ansoft, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSS-F

CONTACT:
ANSYS, Inc.
Investors:
Annette Arribas, 724-514-1782
annette.arribas@ansys.com
or
Media:
Kelly Wall, 724-514-3076
kelly.wall@ansys.com